UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report: October 24, 2007

Ormat Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State of Incorporation)

001-32347 Commission File No.	No. 88-0326081 (I.R.S. Employer Identification No.)

6225 Neil Road, Suite 300, Reno, Nevada (Address of principal executive offices)	89511 (Zip code)

Not Applicable
(Former name or former address, if changed since last report)

Registrant’s telephone number, including area code: (775) 356-9029

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 1.01	Entry into a Material Definitive Agreement	3

Item 3.02	Unregistered Sales of Equity Securities	3

Item 8.01	Other Events	3

Item 9.01	Financial Statements and Exhibits	4
		5
Signatures

Exhibit Index

Exhibit 99.1

Ex-1.1	Amended and Restated Underwriting Agreement

Ex-3.1	Subscription Agreement

Ex-99.1	Press Release

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01. Entry into a Material Definitive Agreement.

On October 23, 2007, Ormat Technologies, Inc. (the “Company”) entered into an amended and restated underwriting agreement with Lehman Brothers Inc. (the “Underwriter”) relating to the sale to the Underwriter of 3,000,000 shares of the Company’s common stock, par value $0.001 per share. The Underwriter intends to resell the shares of common stock in a public offering. The Underwriter has agreed to purchase the shares from the Company pursuant to the amended and restated underwriting agreement at a price of $45.90 per share. The net proceeds to the Company after deducting the underwriting discounts and commissions, and the Company’s estimated expenses, will be approximately $137.4 million.

The shares are being offered and sold to the public under a prospectus supplement and related prospectus filed with the Securities and Exchange Commission pursuant to the Company’s shelf registration statement on Form S–3 (File No. 333–131064). The offering is expected to close on October 26, 2007, subject to customary closing conditions.

The foregoing description of the amended and restated underwriting agreement is qualified in its entirety by reference to the amended and restated underwriting agreement attached hereto as Exhibit 1.1 and incorporated by reference herein.

Item 3.02. Unregistered Sales of Equity Securities

On October 22, 2007, the Company entered into a subscription agreement relating to an unregistered sale of 1,105,004 shares of the Company’s common stock, par value $0.001 per share, to its parent company, Ormat Industries Ltd., at $45.90 per share. The proceeds from the unregistered sale will be approximately $50.7 million.

The unregistered sale will comply with the requirements of Regulation S under the Securities Act of 1933, as amended (the “Securities Act”). We intend to sell the shares of common stock to Ormat Industries Ltd. (which is not a U.S. Person within the meaning of Regulation S) in an offshore transaction, and no selling efforts will be made in the U.S. The unregistered sale is expected to close concurrently with the registered offering discussed elsewhere in this report, subject to certain customary closing conditions. The shares of common stock issued in the unregistered sale will not be registered under the Securities Act, or any state securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act.

The foregoing description of the subscription agreement is qualified in its entirety by reference to the subscription agreement attached hereto as Exhibit 3.1 and incorporated by reference herein.

Item 8.01. Other Events.

On October 23, 2007, the Company issued a press release announcing the public offering of 3,000,000 shares of the Company’s common stock, par value $0.001 per share. The press release also announced the Company’s unregistered sale of 1,105,004 shares of the Company’s common stock, par value $0.001 per share, to its parent company, Ormat Industries Ltd., in a transaction that will comply with the requirements of Regulation S under the Securities Act.

A copy of the press release announcing the public offering and the unregistered sale is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

The following exhibits are furnished as part of this report on Form 8-K:

1.1 Amended and Restated Underwriting Agreement, dated as of October 23, 2007, among Lehman Brothers Inc. and the Company.

3.1 Subscription Agreement dated as of October 22, 2007.

99.1 Press release of the Registrant dated as of October 23, 2007.

Safe Harbor Statement

Information provided in this report on Form 8-K may contain statements relating to current expectations, estimates, forecasts and projections about future events that are ‘‘forward-looking statements,’’ as defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally relate to the Registrant’s plans, objectives and expectations for future operations and are based upon management’s current estimates and projections of future results or trends. Actual future results may differ materially from those projected as a result of certain risks and uncertainties. For a discussion of such risks and uncertainties, see ‘‘Risk Factors’’ as described in the Registrant’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 12, 2007 and the Prospectus Supplement filed with the Securities and Exchange Commission on October 23, 2007.

These forward-looking statements are made only as of the date hereof, and the Registrant undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORMAT TECHNOLOGIES, INC. (Registrant)
By:	/s/ Yehudit Bronicki
Yehudit Bronicki Chief Executive Officer

Date: October 24, 2007